SMITH BARNEY EQUITY FUNDS
                   For the year ended January 31,1997
                              10f-3 Report


                                                        % of
               Trade                          Purchase  Fund   % of
Issuer          Date     Selling Dealer Shares Price   Assets Issue

Century Aluminum 3/29/96 Morgan Stanley  25,000  $13.00 0.08%  3.14%

Lucent Technologies      4/4/96          Morgan Stanley 10,000 $27.00

0.07%            0.26%

Atlas Air        5/7/96  Morgan Stanley  25,000  $45.75 0.29%  1.33%

Associates Capital Corp. 5/8/96          Coldman, Sachs 50,000 $29.00

0.37%            0.42%

Greenwich Air Services   6/5/96          Oppenheimer & Co.,Inc.  50,000

$25.00           0.32%   1.25%

Arden Realty Group       10/3/96         Lehman Brothers       37,000

$20.00           0.25%   0.22%